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                                                                   EXHIBIT 10.4

                                 AMENDMENT NO. 2
                                       TO
                             DAW TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN

     THIS AMENDMENT NO. 2 (the "Amendment"), is executed effective as of October 24, 1996 by Daw Technologies, Inc., a Utah corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company has previously adopted the Daw Technologies, Inc. 1993 Stock Option Plan (the "Plan") on November 19, 1993;

     WHEREAS, the Board of Directors and Shareholders previously adopted an Amendment No. 1 to the Plan (the Plan, as amended, is hereinafter referred to as the "Plan"); and

     WHEREAS, the Board of Directors has determined it would be in the best interest of the Company to further amend the Plan to: (i) make such changes as may be necessary to conform with the requirements of the new Section 16 rules,
(ii) extend the term of options granted on or after the effective date of the amendment to ten years, and (iii) provide the Board of Directors with the discretion to amend and modify the terms of options granted to directors pursuant to the formula award provisions of the 1993 Stock Option Plan, including, without limitation, the authority to reprice such options.

     WHEREAS, the Company now desires to document such amendment.

     NOW THEREFORE, upon these premises, the Plan is hereby modified, altered and amended in the following respects only:

1.   AMENDMENTS.

          a.   Section 1.2(a) is amended to read in its entirety as follows:

          "    (a) Committee.  This Plan, other than Article V, shall be
administered by and all Options to Eligible Employees shall be authorized by the Committee. Action by the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members. Article V shall be administered by the Board.

          b.   The last sentence of Section 1.2(d) is deleted in its entirety.

          c.   Section 1.6 is hereby amended to read in its entirety as follows:

     "1.6 Term of Options

          Each Option and all executory rights or obligations under the related Option Agreement shall expire on such date as shall be determined by the Committee but not later than ten (10) years after the Grant Date.@

          d. Section 4.6(f) is hereby amended to read in its entirety as follows:

                                                                              1
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                                                                   EXHIBIT 10.4

          "(f) "Committee" shall mean a committee appointed by the Board, consisting of not less than a sufficient number of non-employee directors so as to qualify the committee to administer the Plan and approve the grant of stock options as contemplated by Rule 16b-3."

          e.   Section 5.4 is hereby amended to read in its entirety as follows:

     "5.4 Option Period and Exercisability

     "    Each Option granted under this Article V and all rights or obligations thereunder shall commence on the Grant Date and expire ten years thereafter and shall be subject to earlier termination as provided below. Except as otherwise provided under this Plan, no Option granted under Section 5.2 shall be exercisable until one year after the Grant Date.@

          e. A new Article 5.9 is hereby added to read in its entirety as follows:

     "5.9 Option Repricing and Modification/Waiver of Restrictions

          Subject to Section 1.4 and Section 3.6, the Board from time to time may authorize, generally or in specific cases only, for the benefit of an Non-Employee Director, any adjustment in the exercise price or other terms of an Option granted under this Article V by amendment, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price which is higher or lower than the exercise price of the original or prior Option."

2. EFFECTIVENESS. This Amendment was adopted by the Board of Directors on October 24, 1996 to be effective as of such date.

3.   RATIFICATION.  In all respects, other than as specifically set forth in
Section 1 above, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plan, the provisions of this Amendment shall in all respects govern and control.

     IN WITNESS WHEREOF, the Company has duly executed this Amendment effective as of the date first set forth above.

                                     DAW TECHNOLOGIES, INC.,
                                     a Utah corporation


                                     By  /s/ David R. Grow
                                        --------------------------------------
                                     Its: Chief Operating Officer and Secretary